                                                                     EXHIBIT 4.8

                              DECLARATION OF TRUST


                  DECLARATION OF TRUST, dated as of August 25, 2003, among Delphi Corporation, a Delaware corporation, as Sponsor (the "Sponsor"), Bank One Delaware, Inc., a Delaware corporation, not in its individual capacity but solely as Delaware Trustee (the "Delaware Trustee"), and J.T. Battenberg, III and Alan S. Dawes, as Regular Trustees (collectively with the Delaware Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

                  1. The trust created hereby (the "Trust") shall be known as "Delphi Trust I", in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Statutory Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto. The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing preferred securities ("Preferred Securities") representing undivided beneficial interests in the assets of the Trust in exchange for cash, (ii) issuing and selling common securities (collectively with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash, (iii) owning subordinated debt securities of the Sponsor, and (iv) engaging in any other lawful business or activity that may be engaged in by a statutory trust formed under the Statutory Trust Act.

                  3. Concurrent with the first issuance of any Trust Securities by the Trust, the Sponsor, the Trustees and certain other parties intend to enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement referred to below at the time such registration statement becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise.

                  4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, as applicable, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Forms S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration of the Preferred Securities under the Securities Act and (b), as applicable, a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including any pre-effective or post-effective amendments thereto) relating to the registration of the Preferred Securities under Section 12(b) or
(g) of the Securities Exchange Act of 1934, as amended; (ii) to prepare and file with the New York Stock Exchange and/or any other exchange and execute, in each case on behalf of the Trust, a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange and/or any other exchange; (iii) to prepare and file and execute, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "blue sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to negotiate the terms of, and execute on behalf of the Trust, any underwriting agreements, purchase agreements or other agreements relating to the issuance of the Preferred Securities in exchange for cash; and (v) to negotiate the terms of, and execute on behalf of the Trust, such agreements, documents and certificates, and to do such other acts and things as the Sponsor may deem to be necessary or advisable in order to carry out the purpose and intent of the Trust. It is hereby acknowledged and agreed that in connection with any execution, filing or document referred to in clauses (i) - (iii) above,
(A) any Regular Trustee (or his or her attorneys in fact and agents or the Sponsor as permitted herein) is authorized on behalf of the Trust to file and execute such document on behalf of the Trust and (B) the Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission or the New York Stock Exchange or any other exchange or state securities or blue sky laws, and in such case only to the extent so required. In connection with all of the foregoing, the Sponsor and each Regular Trustee, solely in his or her capacity as a trustee of the Trust, hereby constitute and appoint J.T. Battenberg III and Alan S. Dawes and each of them, his, her or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Sponsor and each Regular Trustee and in the Sponsor's and each Regular Trustee's name, place and stead, in any and all capacities, to sign and file (i) the 1933 Act Registration Statement and, as applicable, the 1934 Act Registration Statement and any and all amendments (including post-effective amendments) or supplements thereto, with all exhibits thereto, and other documents in connection therewith, and (ii), as applicable, a registration statement and any and all amendments thereto filed pursuant to Rule 462(b) under the Securities Act with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or any Regular Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

                  5. This Declaration of Trust may be executed in one or more counterparts.

                  6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than two (2); and provided, further, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and meets any other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Regular Trustee may resign upon thirty days prior notice to the Sponsor. The Delaware Trustee may resign immediately upon notice to the Sponsor if the Trustee is required to join in any filing or execute on behalf of the Trust any document pursuant to the provisions of paragraph 4 hereof and, upon giving such notice, the Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document; provided, further, however, that no resignation of the Delaware Trustee shall be effective until a successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such successor Delaware Trustee and delivered to the Trust, the Sponsor, each Regular Trustee and the resigning Delaware Trustee.

                  7. To the fullest extent permitted by applicable law, the Sponsor agrees to (A) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (B) indemnify (i) the Trustees, (ii) any affiliate of the Trustees, and (iii) any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Trustees (each of the persons or entities in (i) through (iii) being referred to as an "Indemnified Person") for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance, administration or termination of the trust or trusts hereunder and the transactions contemplated thereby, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this paragraph 7 shall survive the termination of this Declaration of Trust.

                  8. The Trust may terminate without issuing any Preferred Securities at the election of the Sponsor.

                  9. This Declaration of Trust shall be governed by the laws of the State of Delaware, without regard to conflict of laws principles.

                  IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.


                                               DELPHI CORPORATION, as Sponsor



                                         By: /s/ Alan S. Dawes
                                             -----------------------------------
                                             Name:  Alan S. Dawes
                                             Title: Vice Chairman and
                                                    Chief Financial Officer



                                         BANK ONE DELAWARE, INC.,
                                         as Delaware Trustee



                                         By: /s/ Marla Roth
                                             -----------------------------------
                                             Name:  Marla Roth
                                             Title: Vice President





                                         /s/ J.T. Battenberg III
                                         ---------------------------------------
                                         Name: J.T. Battenberg III
                                         Regular Trustee





                                         /s/ Alan S. Dawes
                                         ---------------------------------------
                                         Name: Alan S. Dawes
                                         Regular Trustee